Exhibit 10.2

UNIT PRIVATE PLACEMENT SHARE SUBSCRIPTION AGREEMENT

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE LAWS OF ANY STATE, AND ARE BEING ISSUED IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE ACT. THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION, THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION OR COMPLIANCE WITH REGULATION S. FURTHERMORE, NO OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS TO TAKE PLACE WITHOUT THE PRIOR WRITTEN APPROVAL OF COUNSEL TO THE COMPANY. THE STOCK TRANSFER AGENT HAS BEEN ORDERED TO EFFECTUATE TRANSFERS ONLY IN ACCORDANCE WITH THE ABOVE INSTRUCTIONS.

UNIT PRIVATE PLACEMENT ISSUE

To:   IMEX INTERNATIONAL CORP.. (hereinafter referred to as the “Company”), with an address for notice and delivery located at Suite 200 – 245 East Liberty Street, Reno, Nevada 89501, U.S.A.

      The Company is offering, on a private placement basis, units of its own issue (each a “Unit”) to eligible investors (each such an investor who subscribes to this issue by this document is hereinafter referred to as the “Subscriber”) at a subscription price of U.S. $0.012 per Unit, with each such Unit consisting of one common share in the capital of the Company (each a “Share”). The Company offers, and the Subscriber accepts, the Units on the terms and conditions as set forth in this subscription agreement (the “Agreement”).

Article 1

SUBSCRIPTION FOR UNITS AND TERMS OF WARRANTS

1.1 Subscription for Units. Based upon the hereinafter terms, conditions, representations, warranties and covenants given by each party to the other, the Subscriber hereto hereby irrevocably subscribes for and agrees to purchase _____ Units of the Company, at a subscription price of U.S. $0.012 per Unit, for aggregate consideration of U.S. $______ (the “Subscription Price”), on or before April 30, 2009.

1.2 Acceptance of subscription. The Company, upon acceptance by its Board of Directors (the “Board”) of all or part of this subscription Agreement, agrees to issue the accepted number of Units, as fully paid and non-assessable, and as consideration for the Subscriber’s subscription, and to refund any excess subscription monies of the Subscription Price of any non-accepted portion of this subscription Agreement by the Board.

1.3 Other financings. The issue and terms of the Warrants will not restrict or prevent the Company from obtaining any other financing nor from issuing additional securities or rights during the period within which the Warrants are exercisable.

1.4 Subscriber’s eligibility for subscription. The Subscriber acknowledges that the Subscriber is purchasing the Units on a private basis and is either:

(a)	an eligible investor under the Subscriber’s domicile laws; or

(b)	is subscribing for a value in Units constituting an exempt investment under the laws of the

1

Subscriber’s domicile; or

(c)	is subscribing pursuant to a qualifying offering memorandum and the terms thereof; or

(d)	is otherwise an eligible investor under the laws of the Subscriber’s domicile by virtue of the Subscriber’s wealth, income and investment knowledge and capacity.

     For the purposes of this Agreement it is hereby acknowledged and agreed that “Securities” is hereinafter collectively defined to mean the Units, the Shares, the Warrants and the Warrant Shares.

1.8 Risks of subscription. The Subscriber acknowledges that no party independent of the Company has made or will make any opinion or representations on the merits or risks of an investment in any of the Securities unless sought out by the Subscriber; which the Subscriber is encouraged to do.

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) AND, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO A “U.S. PERSON” AS DEFINED IN REGULATION S UNDER THE ACT UNLESS THE SECURITIES ARE REGISTERED IN THE UNITED STATES OR AN EXEMPTION UNDER THE ACT IS AVAILABLE. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES OFFERED HEREBY ARE PROHIBITED UNLESS IN COMPLIANCE WITH THE ACT.

2. Receipt of Funds. A. The Company has the right, in its sole judgment and discretion, to refuse any subscriptions for Common Stock within thirty (30) days of receipt of this executed Subscription Agreement, by written notice of such rejection accompanied by any funds tendered by such prospective subscriber, without interest and without reduction for any costs or expenses.

B. Payment in full for all subscriptions accepted by the Company must be delivered in currently available funds to the Company concurrent with the execution hereof. Share certificates for such subscription will be issued within twenty one (21) days upon receipt of collectable funds.

C. Subject to the right of the Company as described herein, all payments by investors are irrevocable and not subject to termination by the investor.

3. Representations and Warranties of the Undersigned. As material inducement to accept the subscription, the undersigned hereby represents and warrants to the Company as of the date hereof that:

A. He/She has sufficient assets to pay promptly when due all payments required under the Subscription Agreement.

B. His/her net worth and/or annual gross income as indicated below (by checkmark) is true and correct;

PLEASE CHECK WHERE APPROPRIATE.

(i)	__ His/Her net worth at the time of this purchase exceeds $1,000,000 (US Dollars).

(ii)	__ His/Her individual income has been in excess of $200,000 (US Dollars) in each of the two most recent years or joint income with my spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

C. He/She is an "Accredited Investor" as that term is defined under Regulation D promulgated under the United States Securities Act of 1933, as amended (the "Act"), which in its definition includes in the alternative the net worth and income requirements stated in B(i) and B(ii) above.

D. (i) He/She can bear the economic risk of losing his entire investment; (ii) his/her overall commitment to investments that are not readily marketable is not disproportionate to his net worth so as to become excessive; (iii) he/she has adequate means of providing for his current needs and personal contingencies and has no need for liquidity in his investment in the Common Stock; and (iv) he/she has substantial experience in making investment decisions of this type.

E. He/She has read, considered and understands the Executive Summary of the Company dated March 30, 2009 and other written information, if any, provided to the undersigned by the Company (collectively, the “Disclosure Documents”).

F. He/She further confirms that all documents, records and books pertaining to the investment in the Common Stock have been made available or delivered to him/her and he/she acknowledges that such information and the books and records of the Company will continue to be available upon reasonable notice and during normal business hours.

G. He/She has had an opportunity to ask questions of and receive answers from the Company on matters that pertain to the Company.

H. He/She understands that the investment offered hereunder has not been registered under the Act, and he/she further understands that he/she is purchasing the Securities without being furnished any offering literature or prospectus, other than the Disclosure Information. He/She is acquiring the Common Stock for his/her own account, for investment purposes only, and not with a view towards resale or distribution.

I.	He/She is not a "US Person" which is defined below:

	(a)	Any natural person resident in the United States;
	(b)	Any partnership or corporation organized or incorporated under the laws of the United States;
	(c)	Any estate of which any executor or administrator is a US person;
	(d)	Any trust of which any trustee is a US person;
	(e)	Any agency or branch of a foreign entity located in the United States;
	(f)	Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a US person;
	(g)	Any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident of the United States; and
	(h)	Any partnership or corporation if (i) organized or incorporated under the laws of any foreign jurisdiction and (ii) formed by a US person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) of Regulation D promulgated under the Act) who are not natural persons, estates or trusts. "United States" means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia.

J.	He/She is not purchasing the Securities for the benefit of any US Person.

K.	He/She will not resell the Securities except in accordance with the provisions of Regulation S (Rule 901 through 905 and Preliminary Notes), pursuant to a registration under the Act, or pursuant to an available exemption from registration; and agrees not to engage in hedging transaction with regard to such securities unless in compliance with the Act.

4. Acknowledgments of the Undersigned. The undersigned hereby acknowledges and understands the following:

A. The Company has limited assets and has no history of profitable operations; the investment contemplated hereby is speculative and involves a high degree of risk of loss by him/her of his/her entire investment in the Securities;

B. The Securities have been issued in reliance of exemptions under the Act and has not been registered under the Act; there are substantial restrictions on the transferability of the Securities including those identified in Regulation S; there will be no immediate public market for an investment in the Securities; the undersigned will not be able to avail himself immediately of the provisions of Rule 144 adopted by the Securities and Exchange Commission under the Act with respect to the resale of an investment in the Securities; and, accordingly, he may have to hold such investment indefinitely and that it may not be possible for him to liquidate his investment in the Securities;

C. The certificate representing the Securities will bear the following restrictive legend:

"The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"). These shares have been acquired for investment, and may not be offered for sale, hypothecated, sold or transferred, nor will any assignee or transferee thereof be recognized by the Company as having any interest in such shares, in the absence of (i) compliance with Regulation S (Rule 901 through 905, and Preliminary Notes), (ii) an effective registration statement with respect to these securities under the Act, or (iii) an available exemption from registration under the Act. Hedging transactions involving these securities may not be conducted unless in compliance with the Act."

D. None of the following have ever been represented, guaranteed, or warranted to him/her by any brokers, the Company, their affiliates, agents, or employees or any other person, expressly or by implication:

(i) the approximate or exact length of time that he/she will be required to remain an owner of his/her investment in the Securities;

(ii) the percentage of profit and/or amount of or type of consideration, profit or loss to be realized, if any, as a result of this investment; or

(iii) the past performance or experience on the part of the Company or any affiliates, any securities broker or finder, its partners, salesmen, associates, agents or employees or of any other person, that will in any way indicate the predictable results of an investment in the Common Stock.

E. He/She understands that the Company will be managed solely by its principals and that he/her will have limited rights (as a minority stock holder) in the management of the Company;

5. Indemnification. The undersigned acknowledges that he/she understands the meaning and legal consequences of the representations and warranties contained in Paragraph 3 hereof, and that the Company will be relying upon such representations and warranties. Accordingly, he/she hereby agrees to indemnify and hold harmless the Company, its officers and directors, from and against any and all loss, damage or liability due to or arising out of any breach of any representation or warranty of the undersigned contained in this Subscription Agreement.

6. No Waiver. Notwithstanding any of the representations, warranties, acknowledgments or agreements to the contrary made herein by the undersigned, the undersigned does not thereby in any other manner waive any rights granted to him under federal or state securities laws.

7. Transferability. The undersigned agrees not to transfer or assign this Subscription Agreement, or any of the Securities, except as provided herein.

8. Revocation. Except as otherwise authorized by state statute, the undersigned agrees that he/she shall not cancel, terminate, or revoke this Subscription Agreement or any agreement of the undersigned made hereunder and that this Subscription Agreement shall survive the death or disability of the undersigned.

9. Dilution of Securities. The undersigned fully understand and agree that the Company from time to time will be allotting and issuing common stock from its Treasury to raise funds for the Company’s operations, as well as for acquisitions of businesses and assets. In such cases, the undersigned’s stock position in the Company will be diluted further.

10. Miscellaneous. All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by regular mail, postage prepaid, to the undersigned at his address set forth below and to the Company at the address stated above. This Subscription Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all such parties.

12. Subscription. I or we hereby subscribe for the Securities as follows:

(1)	Number of Units ________ multiplied by $0.012 (USD) per Unit equals

(2)	Total Investment of $ _______

IN WITNESS WHEREOF, the undersigned hereby executed this Subscription Agreement this 30th day of March, 2009.

Accepted by Imex International Corp.
Authorized Signatory
/s/ Dennis Dalley

Name (please print)
Authorized Signatory
Address